Exhibit 10.4(e)
FIFTH AMENDMENT TO LOAN AGREEMENT
This Fifth Amendment to Loan Agreement (this “Amendment”) dated as of
July 31, 2007, is made among GMX Resources Inc., an Oklahoma corporation (the “Borrower”), Capital One, National Association, a national banking association, as administrative agent (the “Agent”), and Union Bank of California, N.A. and Capital One, National Association, as Banks (the “Banks”), who agrees as follows:
RECITALS
A. This Fifth Amendment to Loan Agreement pertains to that certain Amended and Restated Loan Agreement (Line of Credit) dated as of June 7, 2006, among the Borrower, the Agent and the Banks, as amended by the First Amendment dated as of August 4, 2006, the Second Amendment dated as of August 14, 2006, the Third Amendment dated as of December 21, 2006, and the Fourth Amendment dated as of March 13, 2007, but effective as of December 31, 2006 (as amended, the “Loan Agreement”). As used in this capitalized terms used herein without definition herein shall have the meanings provided in the Loan Agreement.
B. The Borrower, the Agent and the Banks desire to amend the definition used in the negative covenant regarding permitted indebtedness.
AGREEMENT
NOW, THEREFORE, in consideration of the terms and conditions contained herein, and the loans and extensions of credit heretofore, now or hereafter made to the Borrower by the Banks, the parties hereto hereby agree as follows:
ARTICLE 1.
AMENDMENT AND AGREEMENT
1.1 Section 1.2 of the Loan Agreement is hereby amended by amending and restating the definition of the term “Maximum Subordinated Amount”, to read in its entirety as follows:
“Maximum Subordinated Amount” shall mean eighty million ($80,000,000.00) dollars, consisting of fifty million ($50,000,000.00) dollars of Qualified Redeemable Preferred Equity and thirty million ($30,000,000.00) dollars of Qualified Subordinated Debt.
1.2 Section 1.2 of the Loan Agreement is hereby amending by deleting the definition of the term “Diamond Note”.
1.3 Section 2.6 of the Loan Agreement is hereby amended by amending and restating Section 2.6 “Use of Proceeds”, to read in its entirety as follows:
Section 2.6 Use of Proceeds. The Borrower shall use the proceeds of the Loan (i) in connection with the acquisition and development of oil and gas properties as well as general corporate and working capital purposes (including letters of credit hereunder) and (ii) to loan funds to Diamond in accordance with Section 6.3(h).

1.4 Section 3.1 of the Loan Agreement is hereby amended by amending and restating clause (ix), to read in its entirety as follows:
(ix) Guaranty Agreement executed by Diamond, and Security Agreement executed by Diamond, granting a first priority lien and security interest in its personal property, together with a UCC Financing Statement pertaining thereto.
1.5 Section 4.20 of the Loan Agreement is hereby amended by deleting the second sentence of subsection (c).
1.6 Section 4.21 of the Loan Agreement is hereby amended by amending and restating the first sentence of subsection (a), to read in its entirety as follows:
The Borrower has no Debt for borrowed money from any Person (other than this new Loan), except the PVOG Production Payment (on the terms described in the definition thereof) and the Qualified Subordinated Debt (on terms meeting the definition thereof) described in the Intercreditor Agreement dated as of July 31, 2007, among the Agent, the Banks, The Bank of New York Trust Company, N.A., as Noteholder Collateral Agent, and The Prudential Insurance Company of America.
1.7 Section 5.2 of the Loan Agreement is hereby amended by deleting subsection (n). Notwithstanding this deletion, the Borrower acknowledges that the Agent or any Bank may from time to time pursuant to Section 5.2(m) request a report detailing the status of the loan by the Borrower to Diamond as to loan amount, payment history and default (if any).
1.8 Subsection (b) of Section 5.15 of the Loan Agreement is hereby amended to delete the following language from the end of that subsection (b):
nor will the effect, if any, of fair value adjustments or ceiling test write-downs pursuant to Regulation S-X 4-10 of the Securities and Exchange Commission be included”.
1.9 Section 5.20 of the Loan Agreement is hereby amended and restated, to read in its entirety as follows:
Section 5.20 Diamond Loan. The Borrower shall cause any loan made by the Borrower to Diamond to be unsecured.
1.10 The Loan Agreement is hereby amended by adding the following new Section 5.21, to read in its entirety as follows:
Section 5.21 Diamond Limitation. The Borrower shall not, and shall not permit Diamond or any Subsidiary, to own any drilling rig other than the three (3) drilling rigs owned by Diamond on July 15, 2007.

1.11 Section 6.3 of the Loan Agreement (as previously amended) is hereby amended by amending and restating subsection (g), to read in its entirety as follows:
(g) The Borrower’s ownership of equity interest in Endeavor, and in Diamond, provided further that the Borrower shall not make further investment (debt or equity) in Diamond after July 15, 2007, except to the extent of investment or a loan or advance necessary to fund capital expenditures by Diamond which are necessary and appropriate to maintain the existing three (3) drilling rigs in service (including the initial placement of the third drilling rig in service). For the avoidance of doubt, the Borrower acknowledges that the foregoing restriction, without limitation, requires the Agent’s and the Required Bank’s consent to any investment, loan or advance to permit Diamond to acquire an additional drilling rig.
1.12 Section 6.3 of the Loan Agreement is hereby amended by amending subsection (h) by deleting clause (ii).
1.13 Section 6.16 of the Loan Agreement is hereby amended by adding the following clause (b) to the end of Section 6.16:
and (z) the foregoing shall not apply to prohibitions, restrictions and conditions imposed by the documents pertaining to any issued Qualified Subordinated Debt (as such documents are approved in accordance with Section 6.11(b) above).
ARTICLE 2.
ACKNOWLEDGMENT OF COLLATERAL
2.1 The Borrower hereby specifically reaffirms all of the Collateral Documents. The Borrower hereby confirms and agrees that the Collateral Documents secure the Loan Agreement as amended by this Amendment.
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ARTICLE 3.
MISCELLANEOUS
3.1 The Borrower represents and warrants to the Agent and the Banks (which representations and warranties will survive the execution of this Amendment) that (i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) after giving effect to the waiver set forth in Paragraph 1.1, no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default, (iii) there has not occurred any material adverse change in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower and the Subsidiaries taken as a whole or any other facts, circumstances or conditions (financial or otherwise) upon which a Bank has relied or utilized in making its decision to enter into this Amendment, and (iv) there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of, the terms of the Notes and the Loan Agreement. To the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action by the Borrower against the Agent or any Bank might exist, whether known or unknown, such items are hereby waived by the Borrower.
3.2 Except as expressly modified by this Amendment, all terms and provisions of the Loan Agreement are hereby ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with its terms.
3.3 The Borrower agrees to pay on demand all costs and expenses of the Agent and the Banks in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for the Agent). In addition, Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to hold Agent and the Banks harmless from and against any all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.
3.4 This Amendment may be executed in multiple separate counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each party’s signature may appear on a separate counterpart but all such counterpart taken together shall constitute one and the same instrument. The parties specifically confirm their intent to be bound by delivery of such signed counterparts by telecopier.
3.5 The provisions of this Amendment shall become effective if and when, and only when, (i) each and every representation and warranty of Borrower contained in this Amendment is true, complete and accurate, (ii) no event exists which constitutes a Default, and (iii) the receipt by the Agent of a duly executed counterpart of this Amendment. The Borrower hereby certifies by execution of this Amendment that the foregoing conditions (i) and (ii) are satisfied and true and correct.

3.6 The Borrower agrees to execute and deliver to the Agent, promptly upon its availability, an Amended and Restated Texas Deed of Trust, with an updated property description exhibit.
3.7 The Agent and the Banks agree that the Security Agreement (Promissory Note) dated as of June 7, 2006, by the Borrower and the Agent, is hereby terminated and released. The Borrower hereby terminates and releases the Amended and Restated Security Agreement dated as of June 7, 2006 made by Diamond in favor of the Borrower, and the Agent and the Banks hereby consent thereto.
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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:	GMX RESOURCES INC.

	By:	/s/ Ken L. Kenworthy, Sr.
Name: Ken L. Kenworthy, Sr.
Title: Executive Vice President and CFO

AGENT:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Eric Broussard
Name: Eric Broussard
Title: Senior Vice President

BANKS:	CAPITAL ONE, NATIONAL ASSOCIATION,
as a Bank

	By:	/s/ Eric Broussard
Name: Eric Broussard
Title: Senior Vice President

UNION BANK OF CALIFORNIA, N.A.

	By:	/s/ Randell L. Osterberg
Name: Randell L. Osterberg
Title: Sr. Vice President – US Marketing Manager